Exhibit 3.1

FIFTH AMENDED AND RESTATED BYLAWS
OF
MID-AMERICA APARTMENT COMMUNITIES, INC.

Article I

OFFICES
Section 1.1.
Registered Office. The address of the registered office of Mid-America Apartment Communities, Inc. (the “Corporation”) in the State of Tennessee shall be located in Memphis or at any other place or places as the Board of Directors may designate.
Section 1.2.
Additional Offices. The Corporation shall also have and maintain an office or principal place of business at such place as may be fixed by the Board of Directors, and may also have offices at such other places, both within and without the State of Tennessee, as the Board of Directors may from time to time determine or the business of the Corporation may require.
Article II

MEETINGS
Section 2.1.
Place of Meetings. Meetings of the shareholders of the Corporation may be held at such place, either within or without the State of Tennessee, as may be determined from time to time by the Board of Directors, or, if not so designated, then at the principal office of the Corporation or at such other place within the United States as shall be stated in the notice of the meeting.
Section 2.2.
Annual Meetings. An annual meeting of the shareholders shall be held to elect directors whose terms expire at that meeting and to transact such other business as may properly be brought before the meeting. The Chief Executive Officer, the President or the Board of Directors may fix the time of the annual meeting of the shareholders, but if no such date and time is fixed by the Chief Executive Officer, the President or the Board of Directors, the meeting for any calendar year shall be held on the first Thursday in May, at 10:00 a.m. if that day is not a legal holiday. If that day is a legal holiday, the annual meeting shall be held on the next succeeding day that is not a legal holiday. Failure to hold an annual meeting does not affect the validity of any corporate action.
Section 2.3.
Special Meetings.
(a)
The Chief Executive Officer, the President, a majority of the Board of Directors or a majority of the Independent Directors (as defined in the Corporation’s Corporate Governance Guidelines) may call special meetings of the shareholders.
(b)
Special meetings of shareholders shall also be called by the Secretary upon the written request of the holders of outstanding shares representing more than ten percent (10%) of all the votes entitled to be cast at such meeting. Such request shall state the purpose of such meeting and the matters proposed to be acted on at such meeting. The Secretary shall inform such shareholders of the reasonably estimated cost of preparing and mailing notice of the meeting and, upon payment to the Corporation of such costs, the Secretary shall give notice to each shareholder entitled to notice of the meeting.
(c)
If a special meeting is properly called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the general nature of the business proposed to be transacted, and shall be delivered personally or sent by certified or registered mail, return receipt requested, to the Secretary of the Corporation. No business may be transacted at such special meeting otherwise than specified in such notice. The Board of Directors shall determine the time and place of such special meeting, which shall be held not less than thirty-five (35) nor more than one hundred twenty (120) days after the date of the receipt of the request. Upon determination of the time and place of the meeting, the Secretary shall cause notice to be given to the shareholders entitled to vote, in accordance with the provisions of Section 2.4 of these Bylaws. Nothing contained in this Section 2.3(c) shall be construed as limiting, fixing, or affecting the time when a meeting of shareholders called by action of the Board of Directors may be held.
(d)
No business shall be transacted at a special meeting of shareholders except that specifically designated in the notice.
Section 2.4.
Notice of Shareholders’ Meetings. Except as otherwise provided by law, notice, given in writing or by electronic transmission, of each meeting of shareholders shall be given no fewer than ten (10) days nor more than two (2) months before the date of the meeting to each shareholder entitled to vote at such meeting (or otherwise entitled to receive notice of such meeting), such notice to specify the place, date and time of the meeting, the means of remote communication(s), if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting (as authorized by the Board of Directors in its sole discretion pursuant to Section 48-17-109 of the Tennessee Business Corporation Act, as may be amended from time to time (the “Act”)), and, in the case of a special meeting, the purpose or purposes of the meeting. Notice of any meeting of shareholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the shareholder at such shareholder’s address as it appears on the records of the Corporation and otherwise is given when delivered.
Section 2.5.
Quorum and Voting. Unless otherwise set forth in the Charter or required by the Act, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum for the transaction of business at such meeting. Other than for the election of directors, if a quorum exists, action on a matter by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Charter or Act require a greater number of affirmative votes. A nominee for director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of shareholders for which (i) the Secretary of the Corporation receives a notice that a shareholder has nominated a person for election to the Board of Directors in compliance with the Charter and these Bylaws, to the extent applicable, and applicable law and (ii) such nomination has not been withdrawn by such shareholder on or before the tenth day before the Corporation first mails its notice of meeting for such meeting to the shareholders. If directors are to be elected by a plurality of the votes cast, shareholders shall not be permitted to vote against a nominee.
Section 2.6.
Adjournment and Notice of Adjourned Meetings. Any meeting of shareholders, whether annual or special, may be adjourned from time to time either by the chairman of the meeting or by the vote of a majority of the shares present in person or represented by proxy at the meeting. When a meeting is adjourned to another date, time or place, notice need not be given of the adjourned meeting if the new date, time and place thereof, and the means of remote communication(s), if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting (as authorized by the Board of Directors in its sole discretion pursuant to Section 48-17-109 of the Act), are announced at the meeting before the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.
Section 2.7.
Proxies. A shareholder may vote the shares of stock owned of record by the shareholder, either in person or by proxy executed in writing by the shareholder or by the shareholder’s duly authorized attorney in fact. Such proxy shall be effective when received by the Secretary of the Corporation or other officer or agent of the Corporation authorized to tabulate votes. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.
Section 2.8.
Voting of Shares by Certain Holders. Shares registered in the name of another corporation, if entitled to be voted, may be voted by the president, a vice president or a proxy appointed by the president or a vice president of such other corporation, unless some other person who has been appointed to vote such shares pursuant to a bylaw or a resolution of the board of directors of such other corporation presents a certified copy of such bylaw or resolution, in which case such person may vote such shares. Any fiduciary may vote shares registered in his name as such fiduciary, either in person or by proxy.

Shares of its own stock indirectly owned by the Corporation shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

The Board of Directors may adopt by resolution a procedure by which a shareholder may certify in writing to the Corporation that any shares of stock registered in the name of the shareholder are held for the account of a specified person other than the shareholder. The resolution shall set forth the class of shareholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it, if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the shareholder of record of the specified stock in place of the shareholder who makes the certification.

Section 2.9.
Record Date. The Board of Directors shall fix as the record date for the determination of shareholders entitled to notice of a shareholders’ meeting, to demand a special meeting, to vote or to take any other action, a date that is not more than seventy (70) days before the meeting or action requiring a determination of shareholders. A record date fixed for a shareholders’ meeting is effective for any adjournment of such meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than four (4) months after the date fixed for the original meeting.
Section 2.10.
List of Shareholders. After the record date for a meeting has been fixed, the Corporation shall prepare an alphabetical list of the names of all shareholders who are entitled to notice of a shareholders’ meeting. Such list will show the address of and number of shares held by each shareholder. The shareholders’ list will be available for inspection by any shareholder, beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the Corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder or the shareholder’s agent or attorney is entitled on written demand to inspect and, subject to the requirements of the Act, to copy the list, during regular business hours and at his or her expense, during the period it is available for inspection.
Section 2.11.
Action Without a Meeting.
(a)
Action required or permitted by any provision of the Act, as now in effect or hereafter amended, to be taken at a shareholders’ meeting may be taken without a meeting. If all shareholders entitled to vote on the action consent to taking such action without a meeting, the affirmative vote of the number of shares that would be necessary to authorize or take such action at a meeting shall be the act of the shareholders. The action must be evidenced by one (1) or more written consents describing the action taken, signed by each shareholder entitled to vote on the action in one (1) or more counterparts, indicating each signing shareholder’s vote or abstention on the action, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A consent signed under this section shall have the effect of a meeting vote and may be described as such in any document.
(b)
If any provision of the Corporation’s Charter or the laws of the State of Tennessee requires that notice of proposed action be given to nonvoting shareholders and the action is to be taken by consent of the voting shareholders, then the Corporation must give its nonvoting shareholders written notice of the proposed action at least ten (10) days before the action is taken. The notice must contain or be accompanied by the same material that, under the laws of the State of Tennessee, would have been required to be sent to nonvoting shareholders in a notice of meeting at which the proposed action would have been submitted to the shareholders for action.
Section 2.12.
Notice of Shareholder Business and Nominations.
(a)
Annual Meetings of Shareholders.
(i)
Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the shareholders may be made at an annual meeting of shareholders (A) pursuant to the Corporation’s notice of meeting, (B) by or at the direction of the Board of Directors, (C) by any shareholder of the Corporation who (1) was a shareholder of record at the time of giving of notice provided for in this Section 2.12 and at the time of the annual meeting, (2) is entitled to vote at the meeting and (3) complies with the provisions set forth in this Section 2.12 as to such business or nomination or (D) solely with respect to nominations of persons for election to the Board of Directors, by any Eligible Shareholder (as defined in Section 2.15 below) who meets the requirements of and complies with provisions set forth in Section 2.15; clauses (C) and (D) shall be the exclusive means for a shareholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting) before an annual meeting of shareholders. In addition, (x) the number of proposed nominees for which a shareholder may submit notice pursuant to this Section 2.12 for election at any annual meeting of shareholders, or at any special meeting of shareholders at which directors are to be elected pursuant to Section 2.12(b), shall not exceed the number of directors to be elected at such meeting, and (y) no shareholder submitting notice of any proposed nominees pursuant to this Section 2.12(a) or Section 2.12(b) will be entitled to make any additional or substitute nominations of proposed nominees following the expiration of applicable time periods set forth in this Section 2.12(a) or Section 2.12(b), as applicable.
(ii)
Without qualification, for any nominations or any other business to be properly brought before an annual meeting by a shareholder pursuant to Section 2.12(a)(i)(C) of these Bylaws, the shareholder must have given timely notice thereof in writing to the Secretary and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above. To be in proper form, a shareholder’s notice (whether given pursuant to this Section 2.12(a)(ii) or Section 2.12(b)) to the Secretary must:

(A)
set forth, as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, (2) (A) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such shareholder and such beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder has a right to vote any shares of any security of the Company, (D) any short interest in any security of the Company (for purposes of this Bylaw a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; (G) any performance-related fees (other than an asset-based fee) that such shareholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder’s immediate family sharing the same household; (H) any significant equity interests or any Derivative Instruments in any principal competitor of the Corporation held by such shareholder or beneficial owner or any direct or indirect interest of such shareholder or beneficial owner in any contract or arrangement with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including any employment agreement, collective bargaining agreement or consulting agreement); and (I) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act by such shareholder or beneficial owner, or such shareholder’s or beneficial owner’s associates, (regardless of whether such person or entity is actually required to file a Schedule 13D), including a description of any agreement that would be required to be disclosed by such shareholder, beneficial owner or any of their respective associates pursuant to Item 5 or Item 6 of Schedule 13D (which information shall be supplemented by such shareholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), (3) a representation as to whether such shareholder intends, or is part of a group that intends, to (A) deliver a proxy statement and/or form of proxy to holders of, in the case of a nomination, at least the percentage of the Corporation’s outstanding stock reasonably believed by the nominating shareholder to be sufficient to elect each such nominee, or, in the case of a business proposal, at least the percentage of the Corporation’s outstanding stock that is required to approve or adopt the proposal, (B) otherwise solicit proxies from shareholders in support of such nomination or proposal, and/or (C) solicit the holders of shares representing at least the percentage of the Corporation’s outstanding stock entitled to vote on the election of directors as required pursuant to Rule 14a-19 under the Exchange Act in support of any person the shareholder proposes to nominate for election or reelection to the Board of Directors, other than the Corporation’s director nominees, (4) identification of the names and addresses of other shareholders (including beneficial owners) known by such shareholder to support the nomination(s) or other proposal(s) submitted by such shareholder and, to the extent known, the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other shareholder(s) or other beneficial owner(s); and (5) any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;
(B)
if the notice relates to any business, other than a nomination of a director or directors, that the shareholder proposes to bring before the meeting, set forth (1) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such shareholder and beneficial owner, if any, in such business and (2) a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder;
(C)
set forth, as to each person, if any, whom the shareholder proposes to nominate for election or reelection to the Board of Directors (1) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement and accompanying proxy card as a nominee and to serving as a director if elected); (2) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and (3) a description of any business or personal interests that could reasonably be expected to place such person in a potential conflict of interest with the Corporation or any of its subsidiaries; and
(D)
with respect to each nominee for election or reelection to the Board of Directors, include a completed and signed questionnaire, representation and agreement required by Section 2.14 of these Bylaws. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee. As a condition to being a proposed nominee, each proposed nominee shall submit to interviews with the Board of Directors or a committee thereof, if requested by the Board of Directors (or such committee thereof), and each proposed nominee shall make himself or herself available for any such interviews on or prior to ten (10) days following any request therefor from the Board of Directors (or such committee thereof).
(iii)
Notwithstanding anything in the second sentence of Section 2.12(a)(ii) of these Bylaws to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Section 2.12 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(b)
Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who (A) is a shareholder of record at the time of giving of notice provided for in this Section 2.12 and at the time of the special meeting, (B) is entitled to vote at the meeting, and (C) complies with the provisions set forth in this Section 2.12 as to such nomination. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the shareholder’s notice required by Section 2.12(a)(ii) of these Bylaws with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Section 2.14 of these Bylaws) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above.
(c)
General.
(i)
Only such persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in these Bylaws. Except as otherwise provided by law, the Charter or these Bylaws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall be disregarded. If the Board of Directors or any authorized committee thereof or the Chairman of the meeting determines that (A) any information required to be provided by or on behalf any shareholder pursuant to these Bylaws in connection with any nomination or proposal by or on behalf of such shareholder pursuant to this Section 2.12 is inaccurate or incomplete in any material respect, or (B) any shareholder (including any beneficial owner on whose behalf the nomination or proposal is made), in connection with any nomination of a proposed nominee or other such business proposal of such shareholder pursuant to this Section 2.12 has not complied with all applicable requirements set forth in, and acted in accordance with all representations made pursuant to, these Bylaws, then the nomination(s) or other business proposal proposed by any such shareholder shall be deemed not to have been made in accordance with the provisions of this Section 2.12.
(ii)
A shareholder shall further update and supplement its notice of any nominee for election as a director or any proposal for other business at a meeting of shareholders to be brought before a meeting, if necessary, so that all such information provided or required to be provided by this Section 2.12 shall be true and correct in all material respects (including disclosure of all material facts necessary to make the statements made, in light of the circumstances under which they were made not misleading) as of (A) the record date for such meeting, (B) the date that is ten (10) business days prior to such meeting, (C) the date that is ten (10) business days prior to any adjournment or postponement thereof, and (D) with respect to the representation required pursuant to this Section 2.12(a)(ii)(A)(3), immediately prior to the meeting or any adjournment or postponement thereof, and any such updates shall clearly identify the information that has changed since the last submission of such shareholder. Such update and supplement must be delivered in writing to the Secretary of the Corporation at its principal executive office, (I) in the case of the update and supplement required to be made as of the record date, not later than the close of business on the fifth (5th) business day after (x) the record date for purposes of determining the shareholders entitled to vote at the meeting, or (y) the date that a written request for such update and supplement is delivered to such shareholder providing notice pursuant to this Section 2.12, (II) in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting, not later than the close of business on the eighth (8th) business day prior to the date for the meeting, (III) in the case of any adjournment or postponement of the meeting, not later than the close of business on the eighth (8th) business day prior to the date to which the meeting has been adjourned or postponed, if practicable, or, if not practicable, the first practicable date after public announcement is given of such adjournment or postponement, and (IV) in the case of any information provided pursuant to this Section 2.12(c)(ii)(D), on the first practicable date prior to the meeting; provided, however that any such update and supplement provided pursuant to this Section 2.12(c) shall not be deemed to cure any defect with respect to information previously delivered or limit the Corporation’s rights in connection therewith.
(iii)
If any information submitted pursuant to this Section 2.12 by a shareholder shall be inaccurate in any material respect (as determined by the Board of Directors or a committee thereof), such information shall be deemed not to have been provided in accordance with this Section 2.12. Any such shareholder shall notify the Secretary in writing at the principal executive offices of the Corporation of any inaccuracy or change in any information submitted pursuant to this Section 2.12 within two (2) business days after becoming aware of such inaccuracy or change, and any such notification shall clearly identify the inaccuracy or change, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such shareholder. Upon written request of the Secretary on behalf of the Board of Directors (or a duly authorized committee thereof), any such shareholder shall provide, within seven (7) business days after delivery of such request (or such other period as may be specified in such request), (A) written verification, reasonably satisfactory to the Board of Directors, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by such shareholder pursuant to this Section 2.12 and (B) a written affirmation of any information submitted by such shareholder pursuant to this Section 2.12 as of an earlier date. If a shareholder fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 2.12.
(iv)
For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.
(v)
Notwithstanding the foregoing provisions of these Bylaws, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 2.12(a)(i)(C) or Section 2.12(b) of these Bylaws. Nothing in these Bylaws shall be deemed to affect any rights (A) of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) of the holders of any series of Preferred Stock if and to the extent provided for under law, the Charter or these Bylaws.
(vi)
Notwithstanding the foregoing provisions of this Section 2.12, if the shareholder submitting such notice of proposed business or nomination (or a qualified representative of such shareholder) does not appear at the applicable meeting of shareholders of the Corporation to present such proposal or nomination pursuant to this Section 2.12, such proposal or nomination shall not be considered, notwithstanding that proxies in respect of such vote may have been received by the Corporation. In order to be considered a qualified representative of a shareholder for purposes of this Section 2.12, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders.
(vii)
Notwithstanding anything contained in these Bylaws to the contrary, if any shareholder making any director nomination pursuant to the terms of this Section 2.12 provides notice of any nomination pursuant to Rule 14a-19(b) under the Exchange Act (or is not required to provide notice because the information required by Rule 14a-19(b) has been provided in a preliminary or definitive proxy statement previously filed by such shareholder) (any such shareholder, including the beneficial owner, if any, on whose behalf the nomination is made, a “Rule 14a-19 Shareholder”) and such 14a-19 Shareholder (A) subsequently notifies the Corporation that such Rule 14a-19 Shareholder no longer intends to solicit proxies in support of the election of any proposed nominee of the Rule 14a-19 Shareholder in accordance with such rule, (B) fails to comply with the requirements of Rule 14a-19 under the Exchange Act (including Rule 14a-19(a)(2) and/or Rule 14a-19(a)(3) thereunder), or (C) fails to timely provide documentation reasonably satisfactory to the Corporation demonstrating that such 14a-19 Shareholder has met the requirements of Rule 14a-19(a)(3) under the Exchange Act in accordance with the following sentence, then the Corporation shall disregard any proxies or votes solicited for the proposed nominee(s) of such Rule 14a-19 Shareholder, and no vote with respect to the election of such proposed nominees shall occur (notwithstanding the fact that proxies in respect of such vote may have been received by the Corporation). Upon request by the Corporation, any Rule 14a-19 Shareholder shall deliver to the Corporation, not later than five (5) business days prior to the applicable meeting of shareholders of the Corporation, documentation reasonably satisfactory to the Corporation demonstrating that such Rule 14a-19 Shareholder has met the requirements of Rule 14a-19(a)(3) under the Exchange Act. Any Rule 14a-19 Shareholder shall notify the Corporation’s Secretary in writing within two (2) business days of becoming aware that such Rule 14a-19 Shareholder no longer intends to solicit proxies in support of the proposed nominee(s) of such Rule 14a-19 Shareholder in accordance with Rule 14a-19.
Section 2.13.
Organization.
(a)
At every meeting of shareholders, (i) the Chairman of the Board of Directors or, if a Chairman of the Board of Directors has not been appointed or is absent, (ii) the Chief Executive Officer or, if the Chief Executive Officer is absent, (iii) the President or, if the President is absent, (iv) such person as the Chairman of the Board of Directors shall appoint or, if such chairman or committee has not been appointed, (v) any officer of the Corporation chosen by the Board of Directors, shall act as chairman of the meeting. The Secretary, or, in his or her absence, such person appointed by the chairman of the meeting, shall act as secretary of the meeting.
(b)
The Board of Directors shall, in advance of any meeting of shareholders, appoint one (1) or more inspector(s), who may include individual(s) who serve the Corporation in other capacities, including without limitation as officers, employees or agents, to act at the meeting of shareholders and make a written report thereof. The Board of Directors may designate one (1) or more persons as alternate inspector(s) to replace any inspector, who fails to act. If no inspector or alternate has been appointed or is able to act at a meeting of shareholders, the chairman of the meeting shall appoint one (1) or more inspector(s) to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability.

(c)
The Board of Directors of the Corporation shall be entitled to make such rules or regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to shareholders of record of the Corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. The date and time of the opening and closing of the polls for each matter upon which the shareholders will vote at the meeting shall be announced at the meeting. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.
Section 2.14.
Submission of Questionnaire, Representation and Agreement. To be eligible to be nominated for election or reelection as a director of the Corporation by a shareholder pursuant to Section 2.12 or an Eligible Shareholder pursuant to Section 2.15, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.12 or Section 2.15 of these Bylaws) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary within 10 days following written request) and a written representation and agreement (in the form provided by the Secretary within 10 days following written request) that such person (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under the Act, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation, and (d) will provide facts, statements and other information in all communications with the Corporation and its shareholders that are or will be true and correct and that do not and will not omit to state any fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading.
Section 2.15.
Proxy Access Rights.
(a)
Proxy Access.
(i)
Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of shareholders, subject to the provisions of this Section 2.15 and to the extent permitted by applicable law, the Corporation shall include in its proxy materials for such annual meeting, in addition to any persons nominated for election by, or at the direction of, a majority of the Board of Directors, the name, together with the Required Information (defined below), of any person nominated for election (each such person being hereinafter referred to as a “Access Nominee”) to the Board of Directors by a shareholder or group of no more than twenty (20) such shareholders that satisfies the requirements of this Section 2.15 (such individual or group, including as the context requires each member thereof, being hereinafter referred to as the “Eligible Shareholder”). For the purpose of determining the aggregate number of shareholders in this Section 2.15, any two or more funds that are (A) under common management and funded primarily by a single employer or (B) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one shareholder.
(ii)
For purposes of this Section 2.15, the “Required Information” that the Corporation will include in its proxy materials is (A) the information concerning the Access Nominee and the Eligible Shareholder that is required to be disclosed in the Corporation’s proxy statement by the rules and regulations promulgated under the Exchange Act, by these Bylaws, by the Charter and/or by the listing standards of each principal U.S. exchange upon which the common stock of the Corporation is listed; and (B) if the Eligible Shareholder so elects, a written statement, not to exceed 500 words, in support of the candidacy of each Access Nominee of such Eligible Shareholder (the “Statement”). Notwithstanding anything to the contrary contained in this Section 2.15, the Corporation may omit from its proxy materials any information or Statement (or portion thereof) that it actually believes is materially false or misleading, omits to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, or would violate any applicable law or regulation.
(b)
Notice Requirements.
(i)
Notwithstanding the procedures set forth in Section 2.12 of these Bylaws, in order to nominate a Access Nominee pursuant to this Section 2.15, an Eligible Shareholder must, in addition to satisfying the other requirements of this Section 2.15, provide a notice expressly electing to have its Access Nominee(s) included in the Corporation’s proxy materials pursuant to this Section 2.15, that complies with the requirements set forth in this Section 2.15 (a “Notice of Proxy Access Nomination”) within the time period set forth below. In order for an Eligible Shareholder to nominate a Access Nominee pursuant to this Section 2.15, the Eligible Shareholder’s Notice of Proxy Access Nomination must be received by the Secretary of the Corporation at its principal executive office not less than 120 days prior to the anniversary of the date of the proxy statement for the prior year’s annual meeting of shareholders (the “Deadline”); provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days before the anniversary date of the immediately preceding annual meeting (the “Anniversary Date”) or more than 60 days after the Anniversary Date, or if no annual meeting was held in the preceding year, the Deadline shall be the close of business on the later of (x) the 120th day prior to the scheduled date of such annual meeting or (y) the tenth day following the day on which public announcement of the date of such annual meeting is first made by the Corporation. In no event shall an adjournment, postponement or rescheduling of any previously scheduled meeting of shareholders, or the public announcement thereof, commence a new time period for the giving of a Notice of Proxy Access Nomination under this Section 2.15.
(ii)
In order to nominate a Access Nominee pursuant to this Section 2.15, an Eligible Shareholder providing the Required Information within the time period specified in Section 2.15(b)(i) for delivering the Notice of Proxy Access Nomination must further update and supplement such Required Information, if necessary, so that all such Required Information provided or required to be provided shall be true and correct as of the record date for purposes of determining the shareholders entitled to vote at such annual meeting and as of the date that is ten (10) business days prior to such annual meeting, and such update and supplement (or a written notice stating that there are no such updates or supplements) must be delivered in writing to the Secretary of the Corporation at its principal executive office (x) not later than the close of business on the fifth (5th) business day after, in the case of the update and supplement required to be made as of the record date, (A) the record date for purposes of determining the shareholders entitled to vote at the meeting, if the Corporation delivered written notice to the Eligible Shareholder Notice Recipient of the record date in advance of the record date, or (B) the date that a written request for such update and supplement is delivered to the Eligible Shareholder Notice Recipient, if written notice of the record date was not delivered to the Eligible Shareholder Notice Recipient prior to the record date, and (y) not later than the close of business on the eighth (8th) business day prior to the date for the meeting (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting).
(iii)
In the event that any of the information or communications provided by the Eligible Shareholder or the Access Nominee to the Corporation or its shareholders ceases to be true and correct in all material respects or omits a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Shareholder or Access Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any defect in such previously provided information or communications and of the information that is required to correct any such defect.
(c)
Maximum Number of Access Nominees.
(i)
The maximum number of Access Nominees (including Access Nominees that were submitted by an Eligible Shareholder for inclusion in the Corporation’s proxy materials pursuant to this Section 2.15 but that were either subsequently withdrawn or that the Board of Directors decides to nominate as Board of Director nominees) nominated by all Eligible Shareholders that will be included in the Corporation’s proxy materials with respect to an annual meeting shall not exceed the greater of (A) two (2) directors or (B) twenty percent (20%), or if such amount is not a whole number, the closest whole number below twenty percent (20%), of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be timely delivered pursuant to and in accordance with this Section 2.15 (the “Final Proxy Access Nomination Date”); provided that the maximum number of Access Nominees that will be included in the Corporation’s proxy materials with respect to an annual meeting will be reduced by (I) the number of individuals that the Board of Directors decides to nominate for re-election who were previously elected to the Board of Directors based on a nomination by a shareholder pursuant to Section 2.12 or this Section 2.15 with respect to either of the immediately preceding two annual meetings of shareholders and (II) the number of individuals for which the Secretary of the Corporation receives a notice for nomination for election to the Board of Directors pursuant to the advance notice requirements for shareholder nominees for director set forth in Section 2.12 of these Bylaws, provided, further, that a reduction solely with respect to clause (II) above shall not cause the maximum number of Access Nominees that will be included in the Corporation’s proxy materials with respect to any annual meeting to be reduced below one (1).
(ii)
Any Eligible Shareholder submitting more than one Access Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 2.15 shall rank such Access Nominees based on the order that the Eligible Shareholder desires such Access Nominees to be selected for inclusion in the Corporation’s proxy statement in the event that the total number of Access Nominees submitted by Eligible Shareholders pursuant to this Section 2.15 exceeds the maximum number of Access Nominees provided for in Section 2.15(c)(i) (including by operation of Section 2.15(c)(iii)). In the event that the number of Access Nominees submitted by Eligible Shareholders pursuant to this Section 2.15 exceeds the maximum number of Access Nominees provided for in Section 2.15(c)(i) (including by operation of Section 2.15(c)(iii)), the highest ranking Access Nominee who meets the requirements of this Section 2.15 from each Eligible Shareholder will be selected for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in order from the largest to the smallest of such Eligible Shareholders based on the number of shares of common stock of the Corporation each Eligible Shareholder disclosed as owned in the Notice of Proxy Access Nomination submitted to the Corporation hereunder. If the maximum number of Access Nominees provided for in this Section 2.15 is not reached after the highest ranking Access Nominee who meets the requirements of this Section 2.15 from each Eligible Shareholder has been selected, this selection process will continue as many times as necessary, following the same order each time, until the maximum number of Access Nominees provided for in this

Section 2.15 is reached. The Access Nominees so selected by each Eligible Shareholder in accordance with this Section 2.15(c)(ii) will be the only Access Nominees entitled to be included in the Corporation’s proxy materials, and, following such selection, if the Access Nominees so selected are not included in the Corporation’s proxy materials or are not submitted for election (for any reason, including the failure to comply with this Section 2.15), no other Access Nominees will be included in the Corporation’s proxy materials or otherwise submitted for shareholder election pursuant to this Section 2.15.
(iii)
If for any reason one or more vacancies occur on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the applicable annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the maximum number of Access Nominees included in the Corporation’s proxy materials pursuant to this Section 2.15 shall be calculated based on the number of directors in office as so reduced.
(d)
Shareholder Eligibility.
(i)
For purposes of this Section 2.15, an Eligible Shareholder shall be deemed to “own” only those outstanding shares of common stock of the Corporation as to which the Eligible Shareholder possesses both (A) the full voting and investment rights pertaining to the shares and (B) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (A) and (B) (x) shall not include any shares (I) borrowed for any purposes or purchased pursuant to an agreement to resell or (II) sold in any transaction that has not been settled or closed, and (y) shall be reduced by the notional amount of shares of common stock of the Corporation subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such shareholder, whether or not any such instrument is to be settled with shares or with cash, to the extent not already taken into account in clause (x)(II) above and a number of shares of common stock of the Corporation equal to the net “short” position in the common stock of the Corporation held by such shareholder’s affiliates, whether through short sales, options, warrants, forward contracts, swaps, contracts of sale, other derivatives or similar agreements or any other agreement or arrangement, or (III) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such shareholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such shareholder’s or its affiliates’ full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such shareholder or affiliate. A shareholder shall “own” shares held in the name of a nominee or other intermediary so long as the shareholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A shareholder’s ownership of shares shall be deemed to continue during any period in which the shareholder (a) has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the shareholder and (b) has loaned the shares if the shareholder may terminate the share lending within five (5) days. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the common stock of the Corporation are “owned” for these purposes shall be determined by the Board of Directors or any committee thereof. For purposes of this Section 2.15, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations of the Exchange Act.
(ii)
In order to make a nomination pursuant to this Section 2.15, an Eligible Shareholder must have owned the Required Ownership Percentage (as defined below) of the Corporation’s outstanding common stock (the “Required Shares”) continuously for the Minimum Holding Period (as defined below) or longer as of both the date the Notice of Proxy Access Nomination is required to be received by the Corporation in accordance with this Section 2.15 and the record date for determining shareholders entitled to vote at the applicable annual meeting, and must continue to own the Required Shares through the applicable meeting date; provided, that, up to, but not more than, twenty (20) shareholders who otherwise meet all of the requirements to be an Eligible Shareholder may aggregate their shareholdings in order to meet the Required Ownership Percentage, but not the Minimum Holding Period, of the Required Shares. For purposes of this Section 2.15, the “Required Ownership Percentage” is 3% or more of the Corporation’s issued and outstanding common stock as of the most recent date for which such amount is given in any filing by the Corporation with the Securities and Exchange Commission prior to the submission of such Eligible Shareholder’s Notice of Proxy Access Nomination, and the “Minimum Holding Period” is three (3) years.
(iii)
In order to nominate a Access Nominee pursuant to this Section 2.15, an Eligible Shareholder, or with respect to clauses (D), (E), (F) and (G) below, the Access Nominee, must provide the following information in writing to the Secretary of the Corporation within the time period specified in this Section 2.15 for delivering the Notice of Proxy Access Nomination:
(A)
one or more written statements from the record holders of the shares or from the intermediaries through which the shares are or have been held during the Minimum Holding Period verifying that, as of a date within seven (7) calendar days prior to the date the Notice of Proxy Access Nomination is received by the Secretary of the Corporation, the Eligible Shareholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Shareholder’s agreement to provide written statements from such persons verifying the Eligible Shareholder’s continuous ownership of the Required Shares through the record date for purposes of determining the shareholders entitled to vote at the meeting, along with a written statement that the Eligible Shareholder will continue to hold the Required Shares through the applicable meeting date, within five (5) business days after (I)(x) the record date, if the Corporation delivered written notice of the record date to the Eligible Shareholder Notice Recipient in advance of the record date, or (y) the date that a written request for verification is delivered to the Eligible Shareholder Notice Recipient, if written notice of the record date was not delivered to the Eligible Shareholder Notice Recipient prior to the record date, and (II) the updates and supplements described in Section 2.15(b)(ii) within the time periods set forth therein;
(B)
a copy of the Schedule 14N filed or to be filed with the Securities and Exchange Commission in accordance with Rule 14a-18 of the Exchange Act;
(C)
the information, representations and agreements that are required to be set forth in a shareholder’s notice of nomination pursuant to Section 2.12 or a Notice of Proxy Access Nomination;
(D)
the written consent of each Access Nominee to being named in the proxy statement as a nominee and to serving as a director if elected;
(E)
a completed and signed questionnaire, representation and agreement from each Access Nominee required by Section 2.14 of these Bylaws;
(F)
an agreement by each Access Nominee, upon such Access Nominee’s election, to make such acknowledgements, enter into such agreements and provide such information as the Board of Directors requires of all directors at such time, including without limitation, agreeing to be bound by the Corporation’s code of ethics, insider trading policies and procedures and other similar policies and procedures;

(G)
an irrevocable resignation of the Access Nominee, which shall become effective upon a determination in good faith by the Board of Directors or any committee thereof that the information provided to the Corporation by such individual pursuant to Section 2.12 and Section 2.15 of these Bylaws was untrue in any material respect or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;
(H)
a representation (in the form provided by the Secretary of the Corporation upon written request) that the Eligible Shareholder (I) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and that the Eligible Shareholder does not presently have such intent, (II) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Access Nominee(s) being nominated pursuant to this Section 2.15, (III) has not engaged and will not engage in, and has not and will not be a “participant” in, another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Access Nominee(s) or a nominee of the Board of Directors, (IV) will not distribute to any shareholder any form of proxy for the annual meeting other than the form of proxy distributed by the Corporation, (V) agrees to comply with all other laws and regulations applicable to any solicitation in connection with the annual meeting, including, without limitation, Rule 14a-9 promulgated under the Exchange Act, (VI) meets the requirements set forth in this Section 2.15 and (VII) has provided and will continue to provide facts, statements and other information in all communications with the Corporation and its shareholders in connection with the nomination hereunder that is or will be true and correct in all material respects and does not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;
(I)
a written undertaking (in the form provided by the Secretary of the Corporation upon written request) that the Eligible Shareholder agrees to (I) assume all liability stemming from any legal or regulatory violation arising out of the communications with shareholders of the Corporation by the Eligible Shareholder, its affiliates and associates, or their respective agents or representatives, either before or after the furnishing of the Notice of Proxy Access Nomination or out of information that the Eligible Shareholder has provided or will provide to the Corporation or filed with the Securities and Exchange Commission, in each case in connection with the candidacy of such Eligible Shareholder’s Access Nominee or the nomination and election of directors at the annual meeting of shareholders, (II) indemnify and hold harmless the Corporation and each of its directors, officers, agents, employees, affiliates, control persons or other persons acting on behalf of the Corporation individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers, agents, employees, affiliates, control persons or other persons acting on behalf of the Corporation arising out of any nomination submitted by the Eligible Shareholder pursuant to this Section 2.15, and (III) promptly provide to the Corporation such additional information as requested pursuant to this Section 2.15; and
(J)
the name and address of one individual that is designated by the Eligible Shareholder, including only one such individual for any Eligible Shareholder group, to receive all notices on behalf of such Eligible Shareholder (the “Eligible Shareholder Notice Recipient”).

In connection with clause (A) of the preceding sentence, if any intermediary which verifies the Eligible Shareholder’s ownership of the Required Shares for the Minimum Holding Period is not the record holder of such shares, a Depository Trust Company (“DTC”) participant or an affiliate of a DTC participant, then the Eligible Shareholder will also need to provide a written statement as required by clause (A) of the preceding sentence from the record holder of such shares, a DTC participant or an affiliate of a DTC participant that can verify the holdings of such intermediary.

(iv)
Whenever the Eligible Shareholder consists of a group of more than one shareholder, each provision in this Section 2.15 that requires the Eligible Shareholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each shareholder that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions. When an Eligible Shareholder is comprised of a group, a violation of any provision of these Bylaws by any member of the group shall be deemed a violation by the Eligible Shareholder group. No person may be a member of more than one group of persons constituting an Eligible Shareholder with respect to any annual meeting.
(e)
Access Nominee Requirements.
(i)
Notwithstanding anything in these Bylaws to the contrary, the Corporation shall not be required to include, pursuant to this Section 2.15, any Access Nominee in its proxy materials for any meeting of shareholders (A) if the Eligible Shareholder who has nominated such Access Nominee has nominated one or more persons for election to the Board of Directors pursuant to the advance notice requirements for shareholder nominees for director set forth in Section 2.12 of these Bylaws, (B) if the Eligible Shareholder who has nominated such Access Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Access Nominee(s) or a nominee of the Board of Directors, (C) who is not independent under the listing standards of each principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation’s directors, in each case, as determined by the Board of Directors or any committee thereof, (D) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these Bylaws, the Charter, the rules and listing standards of the principal U.S. exchanges upon which the common stock of the Corporation is traded, or any applicable state or federal law, rule or regulation, (E) who provides any information to the Corporation or its shareholders required or requested pursuant to any subsection of Article II of these Bylaws that is not accurate, truthful and complete in all material respects, or that otherwise contravenes any of the agreements, representations or undertakings made by the Access Nominee in connection with the nomination, (F) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (G) who is a named subject of a pending criminal proceeding (excluding traffic violations) or has been convicted in such a criminal proceeding within the past ten (10) years, (H) is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (I) if such Access Nominee or the applicable Eligible Shareholder shall have provided information to the Corporation in respect of such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading, as determined by the Board of Directors or any committee thereof or (J) the Eligible Shareholder or applicable Access Nominee fails to comply with its obligations pursuant to this Section 2.15.
(ii)
Any Access Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of shareholders but either (a) withdraws from or becomes ineligible or unavailable for election at such annual meeting, or (b) does not receive a number of “for” votes equal to at least twenty-five percent (25%) of the number of shares present and entitled to vote for the election of directors, will be ineligible to be a Access Nominee pursuant to this Section 2.15 for the next two annual meetings of shareholders.
(iii)
Notwithstanding anything to the contrary set forth herein, if the Board of Directors or a designated committee thereof determines that any shareholder nomination was not made in accordance with the terms of this Section 2.15 or that the information provided in a Notice of Proxy Access Nomination does not satisfy the informational requirements of this Section 2.15 in any material respect, then such nomination shall not be considered at the applicable annual meeting. If neither the Board of Directors nor such committee makes a determination as to whether a nomination was made in accordance with the provisions of this Section 2.15, the presiding officer of the annual meeting shall determine whether a nomination was made in accordance with such provisions. If the presiding officer determines that any shareholder nomination was not made in accordance with the terms of this Section 2.15 or that the information provided in a shareholder’s notice does not satisfy the informational requirements of this Section 2.15 in any material respect, then such nomination shall not be considered at the annual meeting in question. Additionally, such nomination will not be considered at the annual meeting in question if the Eligible Shareholder (or a qualified representative thereof) does not appear at the meeting of shareholders to present any nomination pursuant to this Section 2.15. If the Board of Directors, a designated committee thereof or the presiding officer determines that a nomination was made in accordance with the terms of this Section 2.15, the presiding officer shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to such Access Nominee.
(f)
Except as otherwise provided by Rule 14a-19 under the Exchange Act, this Section 2.15 provides the exclusive method for shareholders to include nominees for director in the Corporation’s proxy materials.
Article III

DIRECTORS
Section 3.1.
General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors, subject to any limitations set forth in the Charter.
Section 3.2.
Number, Tenure and Qualifications.
(a)
The number of directors of the Corporation shall be set from time to time in accordance with the Charter, provided that the number thereof shall never be less than the minimum number required by the Act, and further provided that the tenure of office of a director shall not be affected by any decrease in the number of Directors.
(b)
The Directors shall be elected by shareholders at their annual meeting or a special meeting called for that purpose in compliance with these Bylaws.
(c)
Directors need not be shareholders of the Corporation.
(d)
Nominations of persons for election to the Board of Directors may be made by or at the direction of the Board of Directors or by any shareholder who submits the name of such person(s) in the manner prescribed in Section 2.12 of these Bylaws.
Section 3.3.
Changes in Number; Vacancies. Any vacancy occurring on the Board of Directors may, subject to the provisions of Section 3.5, be filled by a majority of the remaining members of the Board of Directors, even though such majority is less than a quorum; provided, however, that vacancies shall be filled in accordance with the Corporation’s Corporate Governance Guidelines. If the shareholders of any class or series are entitled separately to elect one or more directors, a majority of the remaining directors elected by that class or series may fill any vacancy among the number of directors elected by that class or series. A director elected to fill a vacancy shall be elected to hold office until the next shareholders’ meeting at which directors are elected and until his successor is elected and qualified.
Section 3.4.
Resignations. Any director or member of a committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of the receipt by the Chairman of the Board, the President or the Secretary.

Section 3.5.
Removal of Directors. Any director may be removed, either with or without cause, at any time, if the votes cast in favor of removal exceed the votes cast in opposition to removal at a special meeting of shareholders called for that purpose and the notice of meeting for which states that a purpose of the meeting is the removal of a director. Any director may be removed for cause, at any time, by a majority vote of the entire Board of Directors at a meeting called for that purpose, the notice of meeting for which states that a purpose of the meeting is the removal of a director.
Section 3.6.
Annual and Regular Meetings. An annual meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of shareholders, with no notice other than this Bylaw being necessary. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Tennessee, for the holding of regular meetings of the Board of Directors without other notice than such resolution.
Section 3.7.
Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President, a majority of the Board of Directors or a majority of the Independent Directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Tennessee, as the place for holding any special meeting of the Board of Directors called by them.
Section 3.8.
Notice. Regular meetings of the Board of Directors may be held without notice of the date, time, place or purpose of the meeting. Notice of the date, time, and place of any special meeting of the Board of Directors shall be communicated (i) in writing to each director at the director’s residence or usual place of business, or at such other address as the director may have designated in a written request filed with the Secretary, at least two (2) days before the day on which the meeting is to be held, or (ii) orally, in person or by telephone, at least 24 hours before the time at which the special meeting is to be held. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by the Act, the Charter or these Bylaws.
Section 3.9.
Quorum. Subject to the provisions of Section 3.10, a majority of the entire Board of Directors shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided that, if less than a quorum is present at said meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice. Subject to the provisions of Section 3.10, the Directors present at a meeting that has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum.
Section 3.10.
Voting.
(a)
Except as provided in subsection (b) of this Section 3.10, the action of the majority of the Directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by the Charter, these Bylaws, or the Act.
(b)
Notwithstanding anything in these Bylaws to the contrary, (i) any action pertaining to a sale or other disposition of an “Initial Property,” as defined in the Corporation’s registration statement on Form S-11, as declared effective by the Securities and Exchange Commission in connection with the Corporation’s initial public offering of common stock and (ii) any other action pertaining to any transaction involving the Corporation, including the purchase, sale, lease, or mortgage of any real estate asset or any other transaction, in which an advisor, director or officer of the Corporation, or any Affiliate of any of the foregoing persons, has any direct or indirect interest other than solely as a result of their status as a director, officer, or shareholder of the Corporation, must be approved by a majority of the Directors, including a majority of the Independent Directors, even if the Independent Directors constitute less than a quorum.

Section 3.11.
Meetings by Electronic Communications Equipment. Members of the Board of Directors may participate in a meeting through the use of any means of communication by which all directors participating may simultaneously hear each other. A director participating in a meeting by these is deemed to be present in person at the meeting.
Section 3.12.
Action Without a Meeting. Unless otherwise provided by the Charter, these Bylaws or the Act, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the members of the Board of Directors consent to taking such action without a meeting, and the action is approved by the affirmative vote of the number of Directors that would be necessary to authorize or take such action at a meeting. The action must be evidenced by one or more written consents describing the action taken, signed, in one or more counterparts, by that number of Directors specified pursuant to the immediately preceding sentence, indicating each such Director’s vote or abstention on the action, and delivered to the corporation, and shall be included in the minutes or filed with the corporate records reflecting the action taken.
Section 3.13.
Compensation. The non-employee directors shall be paid for their services on the Board of Directors and on any committee thereof such compensation (which may include cash and/or shares of stock of the Corporation) and benefits together with reasonable expenses, if any, at such times as may, from time to time, be determined by resolution adopted by a majority of the entire Board of Directors.
Section 3.14.
Investment Policies and Resolutions. It shall be the duty of the Board of Directors to insure that the purchase, sale, retention and disposal of the Corporation’s assets, the investment policies and the borrowing policies of the Corporation and the limitations thereon or amendment thereof are at all times: consistent with such policies, limitations and restrictions as are described in the Corporation’s ongoing periodic reports filed with the SEC, subject to revision from time to time at the discretion of the Board of Directors; and in compliance with the restrictions applicable to real estate investment trusts pursuant to the Internal Revenue Code of 1986, as amended.
Article IV

COMMITTEES
Section 4.1.
Committees of the Board.
(a)
The Board of Directors may appoint from among its members an executive committee and other committees comprised of one or more directors. The Board of Directors shall appoint a nominating and corporate governance committee, an audit committee and a compensation committee each comprised of at least three (3) Independent Directors. The Board of Directors may delegate to any committee any of the powers of the Board of Directors except (i) authorize distributions (which include dividend declarations), except according to a formula or method prescribed by the Board of Directors, (ii) fill vacancies on the Board of Directors or on any of its committees, (iii) adopt, amend or repeal these Bylaws, (iv) authorize or approve the reacquisition of shares, except according to a formula or method prescribed by the Board of Directors, or (v) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee to do so within limits specifically prescribed by the Board of Directors.
(b)
Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors.
(c)
One-third of the members of any committee shall be present in person at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority present shall be the act of such committee. The Board of Directors may designate a chairperson of any committee, and such chairperson or any two members of any committee may fix the time and place of its meetings unless the Board shall otherwise provide. In the absence or disqualification of any member of any such committee, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of such absent or disqualified members; provided, however, that in the event of the absence or disqualification of an Independent Director, such appointee shall be an Independent Director.
(d)
Each committee shall keep minutes of its proceedings and shall report the same to the Board of Directors at the meeting next succeeding, and any action by the committees shall be subject to revision and alteration by the Board of Directors, provided that no rights of third persons shall be affected by any such revision or alteration.
(e)
Subject to the provisions hereof the Board of Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternative members, to replace any absent or disqualified member, or to dissolve any such committee.
Section 4.2.
Meetings by Electronic Communications Equipment. Members of a committee of the Board of Directors may participate in a meeting through the use of any means of communication by which all members participating may simultaneously hear each other. A member participating in a meeting by these is deemed to be present in person at the meeting.
Section 4.3.
Action by Committees Without a Meeting. Unless otherwise provided by the Charter, these Bylaws or the Act, any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting if all the members of the committee consent to taking such action without a meeting, and the action is approved by the affirmative vote of the number of committee members that would be necessary to authorize or take such action at a meeting. The action must be evidenced by one or more written consents describing the action taken, signed, in one or more counterparts, by that number of committee members specified pursuant to the immediately preceding sentence, indicating each such committee member’s vote or abstention on the action, and delivered to the corporation, and shall be included in the minutes or filed with the corporate records reflecting the action taken.
Article V

OFFICERS
Section 5.1.
General Provisions. The officers of the Corporation may consist of a Chairman of the Board, a Vice Chairman of the Board, a Chief Executive Officer, Chief Operating Officer, a Chief Financial Officer, a President, one or more Executive Vice Presidents, Senior Vice Presidents or Vice Presidents, a Treasurer or Controller, one or more Assistant Treasurers, a Secretary, and one or more Assistant Secretaries and such other officers as may be appointed in accordance with the provisions of this ARTICLE V. The officers of the Corporation shall be appointed annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of shareholders. If the appointment of officers shall not be held at such meeting, such appointment shall be made as soon thereafter as may be convenient. Each officer shall hold office until his successor is appointed and qualified or until such officer’s death, resignation or removal in the manner hereinafter provided. Any two or more offices may be held by the same person. In its discretion, the Board of Directors may leave unfilled any office except that of President and Secretary. Election or appointment of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent. “Executive Officers” shall be those officers of the Corporation expressly designated from time to time in a resolution or resolutions of the Board of Directors as being executive officers’ for purposes of these Bylaws or for purposes of any rule or regulation of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

Section 5.2.
Subordinate Officers, Committees and Agents. The Board of Directors may from time to time elect such other officers and appoint such committees, employees or other agents as the business of the Corporation may require, including one or more assistant secretaries, and one or more assistant treasurers, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws, or as the Board of Directors may from time to time determine. The directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents.
Section 5.3.
Removal and Resignation. The Board of Directors may remove any officer at any time with or without cause and any officer or assistant officer, if appointed by another officer, may likewise be removed by such officer. Any officer of the Corporation may resign at any time by giving written notice of his or her resignation to the Board of Directors, the Chairman of the Board of Directors, the President or the Secretary. Any resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.
Section 5.4.
Vacancies. A vacancy in any office may be filled by the Board of Directors for the balance of the term.
Section 5.5.
General Powers. All officers of the Corporation, as between themselves and the Corporation, shall, respectively, have such authority and perform such duties in the management of the property and affairs of the Corporation as may be determined by resolution of the Board of Directors, or in the absence of controlling provisions in a resolution of the Board of Directors, as may be provided in these Bylaws.
Section 5.6.
Chief Executive Officer. The Board of Directors may designate a Chief Executive Officer from among the elected officers. The Chief Executive Officer shall have responsibility for implementation of the policies of the Corporation, as determined by the Board of Directors, and for the administration of the business affairs of the Corporation.
Section 5.7.
Chief Operating Officer. The Board of Directors may designate a Chief Operating Officer from among the elected officers. Said officer will have the responsibility and duties set forth by the Board of Directors or the Chief Executive Officer.
Section 5.8.
Chairman and Vice Chairman of the Board. The Chairman of the Board, if there be one, shall preside over the meetings of the Board of Directors and of the shareholders at which he shall be present. In the absence of the Chairman of the Board, the Vice Chairman of the Board, if there be one, shall preside at such meetings at which he shall be present. The Chairman of the Board and the Vice Chairman of the Board shall, respectively, perform such other duties as may be assigned to him or them by the Board of Directors.
Section 5.9.
President. The President shall in general supervise and control all of the business and affairs of the Corporation. Unless the President is not a member of the Board of Directors, in the absence of both the Chairman and Vice Chairman of the Board, he shall preside at all meetings of the Board of Directors and of the shareholders at which he shall be present. In the absence of a designation of a Chief Executive Officer by the Board of Directors, the President shall be the Chief Executive Officer. He may execute any deed, mortgage, bond, contract or other instrument to which the Corporation is a party, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

Section 5.10.
Vice Presidents. In the absence of the President or in the event of a vacancy in such office, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of the election) shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President; and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors. The Board of Directors may designate one or more Vice Presidents as executive Vice President or as Vice President for particular areas of responsibility.
Section 5.11.
Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer of the Corporation. The Chief Financial Officer is authorized to sign any document filed with the Securities and Exchange Commission or any state securities commission on behalf of the Corporation and shall perform such duties and exercise such powers as are normally incident to the office and as may be prescribed by the Board of Directors, the Chairman of the Board, or the Chief Executive Officer.
Section 5.12.
Secretary. The Secretary shall (a) keep the minutes of the proceedings of the shareholders, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) have general charge of the stock transfer books of the Corporation; and (f) in general perform such other duties as from time to time may be assigned to such person by the President or by the Board of Directors.
Section 5.13.
Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and Board of Directors, at the regular meetings of the Board of Directors or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of such office and for the restoration to the Corporation, in case of the Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, moneys and other property of whatever kind in such officer’s possession or under the officer’s control belonging to the Corporation.
Section 5.14.
Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or Treasurer, respectively, or by the President or the Board of Directors. The Assistant Treasurers shall, if required by the Board of Directors, give bonds for the faithful performance of their duties in such sums and with such surety or sureties as shall be satisfactory to the Board of Directors.
Section 5.15.
Salaries. The salaries of the executive officers shall be fixed from time to time by the Board of Directors, or a committee thereof, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation. The compensation of other officers and employees of the Corporation shall be set by the executive officers of the Corporation pursuant to authority delegated to such executive officers from time to time.

Article VI

CONTRACTS, LOANS, CHECKS and DEPOSITS
Section 6.1.
Contracts. The Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances.
Section 6.2.
Checks and Drafts. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, or agent or agents, of the Corporation and in such manner as shall from time to time be determined by the Board of Directors.
Section 6.3.
Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may designate.
Article VII

SHARES OF STOCK
Section 7.1.
Certificates of Stock.
(a)
The shares of the Corporation’s stock may be certificated or un-certificated, as provided under the Act, and shall be entered in the books of the Corporation and registered as they are issued. Any certificates representing shares of stock shall be in such form as the Board of Directors shall prescribe, certifying the number and class of shares of the stock of the Corporation owned by the shareholder. Any certificates issued to any shareholder of the Corporation shall bear the name of the Corporation and state that it is organized under the laws of the State of Tennessee, the name of the shareholder, and the number and class (and the designation of the series, if any) of the shares represented. Where applicable, any certificate issued to any Shareholder of the Corporation shall also summarize the designations, relative rights, preferences, and limitations applicable to each class of stock and the variations in rights, preferences, and limitations determined for each series of stock (and the authority of the Board of Directors to determine variations for future series). Each certificate shall be signed either manually or by facsimile, by (i) the Chairman of the Board, Chief Executive Officer, the President or a Vice President and (ii) by the Secretary or an Assistant Secretary, and shall be sealed with the seal of the Corporation or a facsimile thereof. If the person who signed a share certificate, either manually or in facsimile, no longer holds office when the certificate is issued, then the certificate is nevertheless valid.
(b)
Within a reasonable time after the issuance or transfer of un-certificated stock, the Corporation shall send to the registered owner thereof a written notice that shall set forth the name of the Corporation, that the Corporation is organized under the laws of the State of Tennessee, the name of the shareholder, the number and class (and the designation of the series, if any) of the shares represented, and any restrictions on the transfer or registration of such shares of stock imposed by the Corporation’s Charter, these Bylaws, any agreement among shareholders or any agreement between shareholders and the Corporation. The written notice shall also set forth any the designations, relative rights, preferences, and limitations applicable to each class of stock and the variations in rights, preferences, and limitations determined for each series of stock (and the authority of the Board of Directors to determine variations for future series).
Section 7.2.
Lost Certificate. Any person claiming a share certificate to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and shall, if the Board of Directors so requires, give the Corporation a bond of indemnity in form and amount, and with one or more sureties satisfactory to the Board of Directors, as the Board of Directors

may require, whereupon the Corporation may issue (i) a new certificate or certificates of stock or (ii) un-certificated shares in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed.
Section 7.3.
Transfer of Stock. No transfers of shares of stock of the Corporation shall be made if (i) void ab initio pursuant to any provision of the Corporation’s Charter or (ii) the Board of Directors, pursuant to any provision of the Corporation’s Charter, shall have refused to permit the transfer of such shares. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate or evidence of the issuance of un-certificated shares to the shareholder entitled thereto, cancel the old certificate and record the transaction upon the Corporation’s books. Upon the surrender of any certificate for transfer of stock, such certificate shall at once be conspicuously marked on its face “Cancelled” and filed with the permanent stock records of the Corporation. Upon the receipt of proper transfer instructions from the registered owner of un-certificated shares, such un-certificated shares shall be cancelled, issuance of new equivalent un-certificated shares or certificated shares shall be made to the shareholder entitled thereto and the transaction shall be recorded upon the books of the Corporation. If the Corporation has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in facsimile. The Board of Directors may appoint a transfer agent and one or more co-transfer agents and registrar and one or more co-registrars and may make or authorize such agent to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock.
Section 7.4.
Stock Ledger. The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate stock ledger containing the name and address of each shareholder and the number of shares of stock of each class held by such shareholder.
Article VIII

DIVIDENDS
Section 8.1.
Declaration. Dividends upon the shares of stock of the Corporation may be declared by the Board of Directors, subject to applicable provisions of law and the Charter. Dividends may be paid in cash, property or shares of the Corporation, subject to applicable provisions of law and the Charter.
Section 8.2.
Contingencies. Before payment of any dividends, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining the property of the Corporation, its subsidiaries or any partnership for which it serves as general partner, or for such other purpose as the Board of Directors shall determine to be in the best interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.
Article IX

SEAL
Section 9.1.
Seal. The Corporation may have a corporate seal, which may be altered at will by the Board of Directors. The Board of Directors may authorize one or more duplicate or facsimile seals and provide for the custody thereof.
Section 9.2.
Affixing Seal. Whenever the Corporation is required to place its Corporate seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a Corporate seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

Article X

FISCAL YEAR
Section 10.1.
Fiscal Year. The fiscal year of the Corporation shall begin on January 1 and end on December 31 of each year.
Article XI

WAIVER OF NOTICE

Whenever any notice is required to be given pursuant to the Charter, these Bylaws or pursuant to the Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by the Act, the Charter or these Bylaws. The attendance of, or participation by, any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Any waiver of notice shall be filed with the minutes of the corporate records.

Article XII

AMENDMENT
Section 12.1.
The Board of Directors is expressly empowered to adopt, amend or repeal these Bylaws. Any adoption, amendment or repeal of these Bylaws by the Board of Directors shall require the approval of a majority of the directors then in office. The shareholders shall also have power to adopt, amend or repeal these Bylaws; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by the Charter, the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of these Bylaws.
Article XIII

RELIANCE UPON BOOKS, REPORTS AND RECORDS

Each Director of the Corporation and each member of any committee designated by the Board of Directors shall, in the performance of such Director or committee member’s duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements, including financial statements and other financial data, presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by legal counsel, public accountants or other persons as to matters which such Director or committee member reasonably believes are within such other person’s professional or expert competence.

Article XIV

INDEMNIFICATION AND ADVANCEMENT OF EXPENSES
Section 14.1.
Right to Indemnification. The Corporation shall indemnify each person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, from and against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such person in connection with such action, suit or proceeding, to the fullest extent permitted under the Act, as it exists on the date hereof or as it may hereafter be amended; provided, however, that, except as provided in Section 14.3 below with respect to proceedings to enforce rights to indemnification, the Corporation shall not be required to indemnify any such person seeking indemnification in connection with an action, suit or proceeding (or part thereof) initiated by such person unless such action, suit or proceeding (or part thereof) was authorized by the Board of Directors.
Section 14.2.
Right to Advancement of Expenses. With respect to any person who is a party or is threatened to be made a party to any threatened or pending action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, the Corporation may, in its discretion and upon such terms and conditions, if any, as the Corporation deems appropriate, advance the expenses incurred by such person in defending such action, suit or proceeding prior to its final disposition.
Section 14.3.
Enforcement. Without the necessity of entering into an express contract, all rights under this ARTICLE XIV to indemnification to each person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the Corporation and such other person. Any right to indemnification granted by this ARTICLE XIV to each person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, to the extent successful, shall be entitled to be paid also the expense of prosecuting the claim. In connection with any claim for indemnification, the Corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the Act for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including its Board of Directors, a committee of the Board of Directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Act, nor an actual determination by the Corporation (including its Board of Directors, a committee of the Board of Directors, independent legal counsel or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by person to enforce a right to indemnification hereunder, the burden of proving that such person is not entitled to be indemnified under this ARTICLE XIV or otherwise shall be on the Corporation.
Section 14.4.
Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this ARTICLE XIV shall not be exclusive of any other right which a person may have or hereafter acquire under any applicable law (statutory or common), the Charter, these Bylaws, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and the advancement of expenses, to the fullest extent not prohibited by the Act.
Section 14.5.
Survival of Rights. The rights to indemnification and to the advancement of expenses conferred by this ARTICLE XIV shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 14.6.
Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, office, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under this ARTICLE XIV, the Act or otherwise.
Section 14.7.
Amendments. Any amendment, repeal or modification of, or adoption of any provision inconsistent with, this ARTICLE XIV (or any provision hereof), shall not adversely affect any right to indemnification or advancement of expenses granted to any person pursuant hereto with respect to any act or omission of such person occurring prior to the time of such amendment, repeal, modification or adoption (regardless of whether the action suit or proceeding relating to such acts or omissions is commenced before or after the time of such amendment, repeal, modification or adoption.
Section 14.8.
Savings Clause. If this ARTICLE XIV or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee and agent to the fullest extent not prohibited by any applicable portion of this ARTICLE XIV that shall not have been invalidated, or by any other applicable law. If this ARTICLE XIV shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the Corporation shall indemnify each director, officer, employee and agent to the fullest extent under any other applicable law.
Section 14.9.
Certain Definitions. For purposes of this ARTICLE XIV:
(a)
References to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees and agents, so that any person who was a director, officer, employee or agent of such constituent corporation, or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this ARTICLE XIV with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.
(b)
References to “other enterprises” shall include, without limitation, employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include, without limitation, any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this ARTICLE XI.

The foregoing is certified as the Fifth Amended and Restated Bylaws of the Corporation adopted by the Board of Directors effective December 12, 2023.

/s/Leslie Wolfgang

Leslie Wolfgang, Secretary